CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Glowpoint, Inc. and Subsidiaries:

We hereby consent to this registration statement of Glowpoint, Inc. on Form S-1 (for 42,111,582 shares of common stock) of our report dated May 30, 2007, relating to the 2006 consolidated financial statements, which report appears in the Form S-1, and to the reference to us under the heading “Experts” in this registration statement.

Amper, Politziner & Mattia, P.C.
Edison, New Jersey
October 18, 2007